UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2011

Advent Claymore Convertible Securities and Income Fund
(Exact Name of Registrant as Specified in Charter)

Delaware	811-21309	11-3683138
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1271 Avenue of the Americas, 45th Floor New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 482-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure.

On August 29, 2011, Advent Claymore Convertible Securities and Income Fund (the "Fund"), the Advent/Claymore Global Securities & Income Fund (the "Global Fund") and the Advent/Claymore Enhanced Growth and Income Fund (collectively, with the Fund and the Global Fund, the "Advent Funds") and Advent Capital Management, LLC entered into an agreement (the "Agreement") with Karpus Management, Inc. d/b/a Karpus Investment Management ("Karpus"), pursuant to which, among other things, Karpus agreed to withdraw the trustee nomination notice and shareholder proposal that it had previously submitted to the Fund.

The Fund has agreed that, if the Fund has not (a) commenced a tender offer to repurchase all of its outstanding auction market preferred shares ("AMPS") at par, (b) redeemed all of the AMPS or (c) provided an irrevocable notice of redemption for all of the AMPS, two weeks prior to the date the Fund mails its proxy materials to shareholders in connection with the Fund's 2012 annual meeting of shareholders (the "2012 Annual Meeting"), Karpus will be entitled to designate an individual (the "Designee") to be nominated as a director elected by the preferred shareholders of the Fund and the Fund will include the Designee in the Fund's proxy materials for election as a director at the 2012 Annual Meeting.  However, Karpus will not be entitled to designate a Designee if the Fund commences a tender offer for AMPS at a price less than par and Karpus tenders and the Fund accepts, substantially all of Karpus' AMPS.  The Fund is under no obligation to commence a tender offer for, or redeem any of, the AMPS and any tender offer or redemption will be made only after a determination by the Board that such action is in the best interests of all of the Fund's shareholders.

Karpus agreed to vote all of the Fund’s securities held by Karpus in accordance with the recommendation of the Board at the Fund’s 2011 annual meeting of the shareholders.

In addition, Karpus agreed that, until after the Fund's 2014 annual meeting of shareholders, with respect to each of the Advent Funds, it will not make any shareholder proposals (pursuant to Rule 14a-8 or otherwise); make, participate in or encourage any solicitation of proxies or consents; seek the election, appointment or removal of any trustee; form or join a "group" with respect to the Advent Funds; act to control or to influence or act to seek control or influence the management, policies, or the boards of trustees of the Advent Funds; propose any extraordinary transaction; or participate or take action pursuant to any "shareholder access" proposal.  However, the above standstill restrictions will expire on the day after the 2012 Annual Meeting if, prior to the 2012 Annual Meeting, (i) the Fund fails to commence a tender offer to repurchase the AMPS at par value or fails to redeem all of the AMPS and (ii) Karpus has not otherwise disposed of substantially all of the AMPS that it owns.

The parties also agreed to a mutual non-disparagement provision.

The above summary of the Agreement is qualified entirely by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
99.1	Agreement, dated August 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011

ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND

By:	/s/ Robert Schwartz
Name:	Robert Schwartz
Title:	Secretary

Exhibit Index

Exhibit No.	Exhibit
99.1	Agreement, dated August 29, 2011.